Exhibit 10.35


CLOSING ITEM NO.:  A-8




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                               COUNTY OF SARATOGA
                          INDUSTRIAL DEVELOPMENT AGENCY

                                       AND

                            SPURLOCK ADHESIVES, INC.

                                       TO

                          KEYBANK NATIONAL ASSOCIATION


                  =============================================

                         MORTGAGE AND SECURITY AGREEMENT

                  =============================================


                           DATED AS OF OCTOBER 1, 1997

                        --------------------------------


         THIS MORTGAGE (A) AFFECTS TANGIBLE AND INTANGIBLE PERSONAL PROPERTY AS WELL AS REAL PROPERTY, (B) CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, AND (C) IS INTENDED TO CONSTITUTE A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

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

                                TABLE OF CONTENTS

                     (This Table of Contents is not part of
             this Mortgage and is for convenience of reference only)

ARTICLE I
     DEFINITIONS
          SECTION 1.01.  DEFINITIONS OF TERMS.............................................................3
          SECTION 1.02.  INTERPRETATION...................................................................9


ARTICLE II
     REAL ESTATE MORTGAGE; GRANTING CLAUSES; SECURITY AGREEMENT; GENERAL COVENANTS
          SECTION 2.01.  GRANTING CLAUSES................................................................11
          SECTION 2.02.  SECURITY AGREEMENT..............................................................12
          SECTION 2.03.  INFORMATION UNDER UNIFORM COMMERCIAL CODE.......................................13
          SECTION 2.04.  PERFORMANCE OF COVENANTS........................................................13
          SECTION 2.05.  PRIORITY OF LIEN OF MORTGAGE; DISCHARGE OF LIENS AND ENCUMBRANCES...............13


ARTICLE III
     REPRESENTATIONS AND WARRANTIES
          SECTION 3.01.  REPRESENTATIONS AND WARRANTIES OF THE ISSUER....................................15
          SECTION 3.02.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................15
          SECTION 3.03.  PERFORMANCE OF COVENANTS........................................................16
          SECTION 3.04.  COVENANTS REGARDING REIMBURSEMENT AGREEMENT.....................................16


ARTICLE IV
     MAINTENANCE, MODIFICATION, TAXES AND INSURANCE
          SECTION 4.01.  MAINTENANCE OF AND MODIFICATIONS TO PROJECT FACILITY BY COMPANY.................17
          SECTION 4.02.  INSURANCE REQUIRED..............................................................17
          SECTION 4.03.  TAXES, ASSESSMENTS AND UTILITY CHARGES..........................................17
          SECTION 4.04.  PAYMENTS IN LIEU OF TAXES.......................................................17

ARTICLE V
     SPECIAL COVENANTS
          SECTION 5.01.  RIGHT OF ACCESS TO THE PROJECT FACILITY.........................................18
          SECTION 5.02.  INSPECTION OF PROJECT FACILITY BOOKS............................................18
          SECTION 5.03.  AGREEMENT TO PROVIDE INFORMATION................................................18
          SECTION 5.04.  BOOKS OF RECORD AND ACCOUNT; FINANCIAL STATEMENTS; COMPLIANCE
                   CERTIFICATES..........................................................................18
          SECTION 5.05.  COMPLIANCE WITH ORDERS, ORDINANCES, ETC.........................................18


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

          SECTION 5.06.  RECORDATION OF MORTGAGE, ASSIGNMENT AND INSTALLMENT SALE AGREEMENT AND
                   FILING OF SECURITY INSTRUMENTS........................................................19
          SECTION 5.07.  [INTENTIONALLY OMITTED].........................................................19
          SECTION 5.08.  ENVIRONMENTAL WARRANTIES AND COVENANTS..........................................19
          SECTION 5.09.  MORTGAGE TAX....................................................................21
          SECTION 5.10.  FEES AND EXPENSES OF THE BANK...................................................21

ARTICLE VI
     EVENTS OF DEFAULT AND REMEDIES
          SECTION 6.01.  EVENTS OF DEFAULT DEFINED.......................................................22
          SECTION 6.02.  ACCELERATION, ANNULMENT OF ACCELERATION.........................................24
          SECTION 6.03.  ENFORCEMENT OF REMEDIES.........................................................24
          SECTION 6.04.  APPOINTMENT OF RECEIVERS........................................................25
          SECTION 6.05.  APPLICATION OF MONEYS...........................................................25
          SECTION 6.06.  REMEDIES CUMULATIVE.............................................................25
          SECTION 6.07.  TERMINATION OF PROCEEDINGS......................................................26
          SECTION 6.08.  WAIVER AND NON-WAIVER OF EVENT OF DEFAULT.......................................26
          SECTION 6.09.  REPAYMENT AND SECURING OF EXPENSES PAID BY THE BANK.............................26
          SECTION 6.10.  OTHER ACTIONS BY THE BANK.......................................................27
          SECTION 6.11.  REPAYMENT AND SECURING OF COLLECTION COSTS INCURRED BY BANK.....................27


ARTICLE VII
     MISCELLANEOUS
          SECTION 7.01.  LIMITATION OF RIGHTS............................................................28
          SECTION 7.02.  LAWS............................................................................28
          SECTION 7.03.  REVENUE STAMPS..................................................................28
          SECTION 7.04.  FURTHER ASSURANCE...............................................................28
          SECTION 7.05.  SATISFACTION OF MORTGAGE........................................................28
          SECTION 7.06.  SEVERABILITY....................................................................28
          SECTION 7.07.  COVENANTS RUN WITH THE LAND.....................................................29
          SECTION 7.08.  NOTICES.........................................................................29
          SECTION 7.09.  COUNTERPARTS....................................................................30
          SECTION 7.10.  APPLICABLE LAW..................................................................30
          SECTION 7.11.  TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING..........................30
          SECTION 7.12.  AMENDMENT, ETC..................................................................30
          SECTION 7.13.  USURY...........................................................................30
          SECTION 7.14.  NO RECOURSE; SPECIAL OBLIGATION.................................................31
          SECTION 7.15.  WAIVER OF NOTICE................................................................31
          SECTION 7.16.  LIEN LAW........................................................................31
          SECTION 7.17.  PROVISIONS  REGARDING MAXIMUM  INDEBTEDNESS,  REDUCTION OF SECURED AMOUNT
                   AND TREATMENT AND APPLICATION OF PAYMENTS.........................................32


                                       ii


EXHIBIT "A"
     DESCRIPTION OF LAND................................................................................A-1


EXHIBIT "B"
     DESCRIPTION OF EQUIPMENT...........................................................................B-1


                         MORTGAGE AND SECURITY AGREEMENT


         THIS MORTGAGE AND SECURITY AGREEMENT dated as of OCTOBER 1, 1997, (the "Mortgage") from COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY (the "Issuer"), a public benefit corporation of the State of New York (the "State") having a principal office at 40 McMaster Street, Ballston Spa, New York 12020 and SPURLOCK ADHESIVES, INC. (the "Company"), a corporation organized and existing under the laws of the Commonwealth of Virginia, having an address of 5090 General Mahone Highway, Waverly, Virginia 23890 to KEYBANK NATIONAL ASSOCIATION, (the "Bank") a national banking association organized and existing under the laws of the United States and having an office at 66 South Peal Street, Albany, New York 12207-1501, as Issuer of the Letter of Credit (as hereinafter defined).

                              W I T N E S S E T H :

         WHEREAS, the Issuer by resolution adopted on September 16, 1997, resolved to undertake the Project (as hereinafter defined); and

         WHEREAS, said project (the "Project") consists of (A) (1) the acquisition of a certain parcel of land comprising approximately 16.37 acres constituting Lot #3 located in the Moreau Industrial Park in the Town of Moreau, Saratoga County, New York (the "Land"), (2) the construction on the Land of two
(2) buildings approximately 10,000 square feet each in size and one (1) approximately 800 square foot building for use in the manufacturing of synthetic organic chemicals and related functions (collectively the "Facility") and (3) the acquisition and installation therein of certain machinery and equipment (the "Equipment" and together with the Land and the Facility, the "Project Facility"), and (B) the financing of a portion of the costs of the foregoing by the issuance of the Issuer's $6,000,000 aggregate principal amount Multi-Mode Variable Rate Industrial Development Revenue Bonds (Spurlock Adhesives, Inc. Project), Series 1997 A (the "Bonds"); and

         WHEREAS, the Bonds are to be issued pursuant to the terms of a trust indenture dated as of October 1, 1997, (the "Indenture") by and between the Issuer and Star Bank, N.A., as trustee (the "Trustee"); and

         WHEREAS, contemporaneously with the execution of the Indenture, the Issuer and the Company have entered into an installment sale agreement dated as of October 1, 1997 (the "Installment Sale Agreement") with respect to the Project Facility; and

         WHERAS, to secure the Bonds, pursuant to a pledge and assignment dated as of October 1, 1997 (the "Assignment"), the Issuer has assigned to the Trustee certain of the Issuer's rights and remedies under the Installment Sale Agreement, including the right to receive installment purchase payments and other amounts payable thereunder, but not including the Unassigned Rights (as hereinafter defined); and

         WHERAS, as security for the Bonds, the Company has entered into a letter of credit reimbursement agreement dated as of October 1, 1997 (the "Reimbursement Agreement") with the Bank, pursuant to which the Bank has issued in favor of the Trustee an irrevocable transferable direct-pay letter of credit (the "Letter of Credit") in an amount equal to the principal amount of the Bonds Outstanding and one hundred and ten (110) days' interest thereon, under which the Bank is obligated to pay to the

Trustee,   upon  presentation  of  a  sight  draft  and  required   accompanying
documentation, the amount necessary to pay the principal of an interest on the Bonds then due and payable;

         WHEREAS, to provide the Company with additional funds with which to complete the Project, the Bank will extend to the Company a term loan in the amount of $1,500,000 to be evidenced by a note dated the Closing Date (as hereinafter defined) from the Company in favor of the Bank (the "Term Loan Note"); and

         WHEREAS, the Company and the Issuer as security for the obligations of the Company under the Reimbursement Agreement and under the Term Loan Note intend to grant the Bank a mortgage Lien (as hereinafter defined) on and security interest in the Project Facility; and

         WHEREAS, all things necessary to constitute the Mortgage a valid Lien on and pledge of the Mortgaged Property (as hereinafter defined) herein described in accordance with the terms hereof have been done and performed, and the creation, execution and delivery of the Mortgage, as security for the obligations of the Company under the Reimbursement Agreement and the Term Loan Note, have in all respects been duly authorized;

         NOW, THEREFORE, THIS MORTGAGE FURTHER WITNESSETH:

         KNOW ALL MEN BY THESE PRESENTS, that the Company and the Issuer, in order to secure the obligations of the Company under the Reimbursement Agreement and the Term Loan Note in the principal amount of SEVEN MILLION SIX HUNDRED EIGHTY THOUSAND EIGHT HUNDRED TWENTY-TWO AND 00/100 DOLLARS ($7,680,822), according to their tenor and effect, the payment of all other sums required to be paid hereunder and under the Reimbursement Agreement and the other Bank Documents and the performance and observance by the Issuer and the Company of all of the covenants, agreements, representations and warranties herein and in the Reimbursement Agreement, and the other Bank Documents, do hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


SECTION 1.01. DEFINITIONS OF TERMS. The following words and terms shall have the following meanings, unless the context or use indicates another or different meaning or intent:

         "Act" means Title 1 of Article 18-A of the General Municipal Law of the State, as amended from time to time, together with Chapter 855 of the Laws of 1971 of the State, as amended from time to time.

         "Act of Bankruptcy" means the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against the Company or the Issuer under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect.

         "Assignment" means the pledge and assignment dated as of October 1, 1997 from the Issuer to the Trustee pursuant to which the Issuer has assigned to the Trustee its rights under the Installment Sale Agreement (other than Unassigned Rights), as said pledge and assignment may be supplemented or amended from time to time.

         "Alternate Credit Facility" shall have the meaning assigned to such term in the Indenture.

         "Authorized Representative" means the Person or Persons at the time designated to act in behalf of the Issuer or the Company, as the case may be, by written certificate furnished to the Trustee containing the specimen signature of each such Person and signed on behalf of (A) the Issuer by its Chairman or Vice Chairman, or such other person as may be authorized by resolution of the Issuer, and (B) the Company by Irvine Spurlock, Phillip Sumpter or such other person as may be authorized by the Company.

         "Available Moneys" shall have the meaning assigned to such term in the Indenture.

         "Bank" means initially, KeyBank National Association, and its successors and assigns in its capacity as issuer of the Letter of Credit and in the event an Alternate Credit Facility is outstanding, the issuer of the Alternate Credit Facility.

         "Bank Documents" means the Letter of Credit, the Reimbursement Agreement, the Mortgage, the Pledge and Security Agreement, the Collateral Mortgage, the Security Agreement, the Guaranty, the Term Loan Note, the Building Loan Agreement and any other document now or hereafter executed by the Issuer or the Company or the Guarantor in favor of the Bank which affects the rights of the Bank in or to the Project, in whole or in part, or which secures or guarantees any sum due under any Bank Document.

         "Bill of Sale to Issuer" means the bill of sale from the Company to the Issuer conveying the Company's interest in the Equipment to the Issuer.

         "Bond Counsel" means Lemery and Reid, P.C. of Saratoga Springs, New York or such other attorney or firm of attorneys located in the State whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized and who are acceptable to the Issuer and the Trustee in their reasonable discretion.

         "Bond Fund" means the fund so designated  and  established  pursuant to
Section 402 of the Indenture.

         "Bond Payment Date" means each Interest Payment Date and each date on which principal or premium shall be payable on the Bonds according to their terms and the Indenture, so long as any Bonds shall be Outstanding.

         "Bond Registrar" means the Trustee.

         "Bond Year" means each one (1) year period ending on the anniversary of the Closing Date.

         "Bondholder" or "Holder" or "Owner" means the registered owner of any Bond as indicated on the bond register maintained by the Bond Registrar.

         "Bonds" means the Issuer's Multi-Mode Variable Rate Industrial Development Revenue Bonds (Spurlock Adhesives, Inc. Project), Series 1997 A issued in the aggregate principal amount of $6,000,000 pursuant to the Resolution and Article II of the Indenture.

         "Building Loan Agreement" means the building loan agreement dated as of October 1, 1997 by and between the Issuer, the Company and the Bank, as amended or supplemented from time to time.

         "Business Day" means any day of the year on which the Trustee and banking institutions located in the State are open for the purpose of conducting business.

         "Closing Date" means the date on which authenticated Bonds are delivered to the purchaser of the Bonds and payment is received therefor by the Trustee on behalf of the Issuer.

         "Code" means the Internal Revenue Code of 1986, as amended, and the applicable regulations of the United States Treasury Department promulgated thereunder and under the Internal Revenue Code of 1954, as amended.

         "Collateral Mortgage" means the collateral mortgage dated as of October 1, 1997 from the Company in favor of the Bank, as said collateral mortgage may be amended or supplemented from time to time.

         "Company" means Spurlock Adhesives, Inc., a corporation organized and existing under the laws of the State of Virginia, having an address of 209 West Main Street, Waverly, Virginia 23890, and its successors and permitted assigns.

         "Completion   Date"  means  the  date   identified  on  the  completion
certificate delivered by the Company in accordance with Section 4.4 of the Installment Sale Agreement.

         "Condemnation" means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any Governmental Authority.

         "Construction Contract" means the contract for the construction of the Facility by and between the Company and the Contractor.

         "Construction Period" means the period (A) beginning on the Closing Date and (B) ending on the Completion Date.

         "Contractor" means D.B. Western, Inc.

         "Cost of the Project" means all those costs and items of expense enumerated in Section 4.3 of the Installment Sale Agreement.

         "Debt Service Payment" means, with respect to any Interest Payment Date and/or Purchase Date, (A) the interest payable on the Bonds on such Bond Payment Date, plus (B) the principal, if any, payable on the Bonds on such Bond Payment Date, plus (C) the premium, if any, payable on the Bonds on such Bond Payment Date.

         "Deed to Issuer" means the deed from the Company to the Issuer with respect to the Project Facility.

         "Equipment" means all materials, machinery, equipment, fixtures or furnishings intended to be acquired with the proceeds of the Bonds or any payment made by the Company pursuant to Section 4.5 of the Installment Sale Agreement, and such substitutions and replacements therefor as may be made from time to time pursuant to the Installment Sale Agreement, including, without limitation, all the Property described in Exhibit "B" attached to the Installment Sale Agreement and the Mortgage.

         "Event of Default" means any of those events defined as Events of Default by the terms of Article X of the Indenture, Article X of the Installment Sale Agreement or Article VI of the Mortgage.

         "Facility" means all those buildings, improvements, structures and other related facilities (A) affixed to or attached to the Land and (B) financed with the proceeds of the sale of the Bonds or any payment made by the Company pursuant to Section 4.5 of the Installment Sale Agreement.

         "Financing Documents" means the Bonds, the Indenture, the Installment Sale Agreement, the Assignment, the Bank Documents, the Tax Regulatory Agreement and any other document now or hereafter executed by the Issuer or the Company in favor of the Bondholders or the Trustee or the Bank which affects the rights of the Bondholders or the Trustee or the Bank in or to the Project Facility, in whole or in part, or which secures or guarantees any sum due under the Bonds or any other Financing Document, each as amended from time to time, and all documents related thereto and executed in connection therewith.

         "Governmental Authority" means the United States, the State, any other state and any political subdivision of any of them, and any agency, department, commission, board, bureau or instrumentality of any of them.

         "Gross Proceeds" means one hundred percent (100%) of the proceeds of the transaction in question, including, but not limited to, the settlement of any insurance or Condemnation award.

         "Guarantor" means Spurlock Industries, Inc.

         "Guaranty" means the payment and performance guaranty dated as of October 1, 1997 from the Guarantor in favor of the Bank, as said payment and performance guaranty may be amended or supplemented from time to time.

         "Indebtedness"  shall have the meaning assigned to such term in Section
2.01 of the Mortgage.

         "Indenture" means the trust indenture dated as of September 1, 1997 by and between the Issuer and the Trustee, as said trust indenture may be supplemented or amended from time to time.

         "Independent Counsel" shall mean an attorney or firm of attorneys duly admitted to practice law before the highest court of any state and approved by the Bank and not a full-time employee of the Company or the Issuer.

         "Installment Sale Agreement" means the installment sale agreement dated as of October 1, 1997 by and between the Issuer and the Company, as said installment sale agreement may be supplemented or amended from time to time.

         "Insurance and Condemnation Fund" means the fund so designated and established pursuant to Section 4.03 of the Indenture.

         "Interest Payment Date" means the date on which an installment of interest on the Bonds is paid as set forth in the Indenture.

         "Issuer" means (A) County of Saratoga Industrial Development Agency and its successors and assigns, and (B) any public benefit corporation or political subdivision resulting from or surviving any consolidation or merger to which County of Saratoga Industrial Development Agency or its successors or assigns may be a party.

         "Land" means the approximately 16.37 acre parcel of land constituting Lot #3 in the Moreau Industrial Park in the Town of Moreau, Saratoga County, New York, as more particularly described in Exhibit "A" attached to the Installment Sale Agreement and Exhibit "A" attached to the Mortgage.

         "Letter of Credit" means (A) the irrevocable, direct-pay Letter of Credit issued by the Bank and delivered to the Trustee upon the issuance of the Bonds and (B) any Alternate Credit Facility.

         "Lien" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, projections, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's and carriers' liens and other similar encumbrances affecting real property. For purposes hereof, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Local Authority" means any Governmental Authority which exercises jurisdiction over the Land or the reconstruction, construction or installation of the Project Facility.

         "Maturity Date" means with respect to any Bonds, the Stated Maturity.

         "Mortgage" means the mortgage and security agreement dated as of October 1, 1997 from the Issuer and the Company to the Bank, as said mortgage may be supplemented or amended from time to time.

         "Mortgaged  Property"  shall have the meaning  assigned to such term in
Section 2.01 of the Mortgage.

         "Net Proceeds" means so much of the Gross Proceeds with respect to which that term is used as remain after payment of all fees for services, expenses, costs and taxes (including attorneys' fees) incurred in obtaining such Gross Proceeds.

         "Outstanding" shall have the meaning assigned to such term in the Indenture.

         "Permit" shall mean any permit, license, certificate or authorization of any kind required by any Governmental Authority in connection with the use, ownership, occupancy or operation of the Project Facility, including all such environmental permits required for the transfer, sale or conveyance of any part of the Project Facility or the storage, treatment, generation, handling, transportation, processing or disposal of Hazardous Substances.

         "Permitted Encumbrances" means (A) utility, access and other easements, rights of way, restrictions, encroachments and exceptions that benefit or do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (B) mechanics', materialmen's, warehousemen's, carriers' and other similar Liens to the extent permitted by
Section 8.8(B) of the Installment Sale Agreement, (C) Liens for taxes, assessments and utility charges (1) to the extent permitted by Section 6.2(B) of the Installment Sale Agreement, or (2) at the time not delinquent, (D) any Lien on the Project Facility obtained through any Financing Document, (E) any exception appearing in the mortgagee title insurance policy issued on the Closing Date and accepted by the Bank and (F) any Permitted Lien (as defined in the Reimbursement Agreement).

         "Person"  means  an  individual,   partnership,   corporation,   trust,
unincorporated organization or Governmental Authority.

         "Plans and Specifications" means the plans and specifications for the construction and reconstruction of the Facility, prepared and stamped by the Architect, and all material amendments and modifications thereof made by change orders; and, if an item for the construction and reconstruction of the Facility is not specifically detailed in the aforementioned plans and specifications, but rather is described by way of manufacturer's or supplier's or contractor's shop drawings, catalog references or similar descriptions, the term also includes such shop drawings, catalog references and descriptions.

         "Pledge and Security Agreement" means (A) the pledge and security agreement dated as of October 1, 1997 by and between the Company and the Bank, as the same may be supplemented or amended from time to time, and (B) the pledge and security agreement by and between the Company and any substitute Bank, as the same may be supplemented or amended form time to time.

         "Project" means (A) the acquisition of the Land, (B) the construction of the Facility, (C) the installation of the Equipment; and (D) the financing of a portion of the costs of the foregoing by the issuance of the Bonds.

         "Project Facility" means, collectively, the Land, the Facility and the Equipment.

         "Project Fund" means the fund so designated and established pursuant to
Section 402 of the Indenture.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Rebate Amount" shall have the meaning assigned to such term in the Tax Regulatory Agreement.

         "Rebate Fund" means the fund so designated and established  pursuant to
Section 402 of the Indenture.

         "Request for Disbursement" means a request from the Company, as agent of the Issuer, stating the amount of disbursement sought in substantially the form of Schedule "D" attached to the Building Loan Agreement.

         "Reimbursement Agreement" means the letter of credit reimbursement agreement dated as of October 1, 1997 between the Company and the Bank, as the same may be amended from time to time and any agreement of the Company with a Credit Facility Issuer setting forth the obligations of the Company to such Credit Facility Issuer arising out of any payments under a Credit Facility.

         "Requirement" or "Local Requirement" means any law,  ordinance,  order,
rule  or  regulation  of  a  Governmental   Authority  or  a  Local   Authority,
respectively.

         "Resolution" means the resolution of the Issuer adopted on September 16, 1997, authorizing the Issuer to undertake the Project, to issue and sell the Bonds and to execute and deliver the Financing Documents to which the Issuer is a party.

         "Security Agreement" means the security agreement dated as of October 1, 1997 from the Company to the Bank, as said security agreement may be supplemented or amended from time to time.

         "SEQR" means Article 8 of the Environmental Conservation Law, Chapter 43-B of the Consolidated Laws of New York, as amended and the regulations adopted pursuant thereto.

         "State" means the State of New York.

         "Stated Amount" shall have the meaning assigned to such term in the Letter of Credit.

         "Stated Maturity" means, when used with respect to any Bond or any installment of interest thereon, the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest on such Bond is due and payable.

         "Tax Regulatory Agreement" means the tax regulatory agreement dated the Closing Date executed by the Company in favor of the Issuer, the Trustee and the Bank regarding, among other things, the restrictions prescribed by the Code in order for interest on the Bonds to remain excluded from gross income for federal income tax purposes.

         "Term Loan Note" means the term loan note dated the Closing Date in the principal amount of $1,500,000 from the Company in favor of the Bank.

         "Trust Estate" shall have the meaning assigned to such term in the Indenture.

         "Trustee" means Star Bank, N.A., a national banking association organized and existing under the laws of the United States, having its office at 425 Walnut Street, Cincinnati, Ohio 45201-1118, or any successor trustee or co-trustee, acting as trustee under the Indenture.

         "Unassigned Rights" means (A) the rights of the Issuer granted pursuant to Sections 2.2(E), 2.2(F), 2.2(J), 3.2, 4.1(B), 4.1(D), 4.1(E)(2), 4.1(F),
4.1(G), 4.4, 5.2, 5.3(B)(2), 6.1(B)(1), 6.3, 6.4 (as it relates to the insurance required by Section 6.3),  6.5, 6.6, 7.1, 7.2, 8.1, 8.2, 8.3, 8.4, 8.5,  8.6(C),
8.7, 8.8, 8.9, 8.11,  8.14, 9.1, 9.3, 9.4, 11.1, 11.2, 11.10 and 11.11(B) of the
Installment Sale Agreement, (B) the moneys due and to become due to the Issuer for its own account or the members, officers, agents (other than the Company) and employees of the Issuer for their own account pursuant to Sections 2.2(F), 4.1(F), 5.3(B)(2), 5.3(C), 6.4(B), 8.2, 8.14 and 10.4 of the Installment Sale
Agreement, (C) the rights of the Issuer under Section 6.6 of the Installment Sale Agreement and the moneys due as payments in lieu of taxes under Section 6.6 of the Installment Sale Agreement, and (D) the right to enforce the foregoing pursuant to Article X of the Installment Sale Agreement. Notwithstanding the preceding sentence, to the extent the obligations of the Company under the Sections of the Installment Sale Agreement listed in (A) or (C) above do not relate to the payment of moneys to the Issuer for its own account or to the members, officers, agents (other than the Company) and employees of the Issuer for their own account, such obligations, upon assignment of the Installment Sale Agreement by the Issuer to the Trustee pursuant to the Assignment and to the Bank pursuant to the Mortgage, shall be deemed to and shall constitute obligations of the Company to the Issuer and the Trustee and the Bank, jointly and severally, and either the Issuer or the Trustee or the Bank may commence an action to enforce the Company's obligations under the Installment Sale Agreement.

SECTION 1.02. INTERPRETATION. (A) In the Mortgage, unless the context otherwise requires:

                  (1) the terms "hereby", "hereof", "herein", "hereunder", and any similar terms as used in the Mortgage, refer to the Mortgage, and the term "heretofore" shall mean before, and the term "hereafter" shall mean after, the date of the Mortgage;

                  (2) words of masculine gender shall mean and include correlative words of feminine and neuter genders, and words importing the singular number shall mean and include the plural number, and vice versa; and

                  (3) words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons;

                  (4)     any  headings  preceding  the  texts  of  the  several
         Articles and Sections of the Mortgage, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall neither constitute a part of the Mortgage nor affect its meaning, construction or effect;

                  (5) any certificates, letters or opinions required to be given pursuant to the Mortgage shall mean a signed document attesting to or acknowledging the circumstances, representations, opinions of law or other matters therein stated or set forth or setting forth matters to be determined pursuant to the Mortgage.

         (B) If any one or more of the covenants or agreements provided herein on the part of the Issuer or the Company to be performed shall, for any reason, be held or shall, in fact, be inoperative, unenforceable or contrary to law, in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance.
Further, if any one or more of the phrases, sentences, clauses, paragraphs or sections herein should be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed separable from the remaining covenants and agreements hereof and shall in no way affect the validity of the other provisions of the Mortgage.

         (C)     The  Mortgage  shall  be  construed  in  accordance   with  the
applicable laws of the State.

                                   ARTICLE II

                     REAL ESTATE MORTGAGE; GRANTING CLAUSES;
                      SECURITY AGREEMENT; GENERAL COVENANTS


SECTION 2.01. GRANTING CLAUSES. The Issuer and the Company, in consideration of the execution and delivery by the Bank of the Letter of Credit, the making of the loan evidenced by the Term Loan Note and for other good and valuable consideration, receipt of which is hereby acknowledged, and in order to secure
(1) the obligations of the Company under the Reimbursement Agreement in the original principal amount of Six Million One Hundred Eighty Thousand Eight Hundred Twenty-Two and 00/100 Dollars ($6,180,822), (2) the repayment of amounts due under the Term Loan Note in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), (3) the payment of all other sums required to be paid hereunder, under the Reimbursement Agreement and the Term Loan Note and the other Financing Documents and (4) the performance and observance by the Issuer and the Company of all of the covenants, agreements, representations and warranties herein and in the Reimbursement Agreement, the Term Loan Note and the other Financing Documents (collectively, the
"Indebtedness"); and in order to secure the Indebtedness; hereby warrant, assign, mortgage, hypothecate, pledge, grant a Lien on and security interest in, set over and confirm unto the Bank and its successors and assigns forever, all of the estate, right, title and interest of the Issuer and the Company in, to and under any and all of the following described property (the "Mortgaged Property") whether now owned or held or hereafter acquired:

         (A) All right, title and interest of the Issuer and the Company in and to the Land (as more particularly described in Exhibit A attached hereto);

         (B) All right, title and interest of the Issuer and the Company in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon the Land or any part thereof, including all right, title and interest of the Issuer and the Company in and to all building materials and fixtures of every kind and nature whatsoever on the Land or in any building now or hereafter standing on the Land or any part thereof, including, without limitation, the Facility;

         (C) All right, title and interest of the Issuer and the Company in and to the Equipment;

         (D) All right, title and interest in and to all easements, royalties, mineral, oil and gas rights and profits, water, water rights and water stock relating to the Land necessary for the ownership, operation, use and maintenance of the Facility;

         (E) Any and all moneys and securities from time to time held by the Bank under the terms of the Mortgage and any and all other Property of every name and nature, from time to time hereinafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Issuer or the Company or by anyone on its behalf or with its written consent in favor of the Bank;

         (F) All leases, contract rights, general intangibles and other agreements affecting the use, operation or occupancy of all or any portion of the Project Facility or the other real property described above now or hereafter entered into, and the right to receive and apply the rents, issues and profits of the Land or the Facility or the other real property described above to the payment of the Indebtedness;

         (G) All rights and interest of the Issuer under, in and pursuant to the Installment Sale Agreement (except the Unassigned Rights), including, without limiting the generality of the foregoing, the present and continuing right (1) to make claim for, collect or cause to be collected, receive or cause to be received all installment purchase payments and other sums of money payable or receivable by the Issuer under the Installment Sale Agreement (except payments  with  respect to the  Unassigned  Rights),  (2) to bring  actions  and proceedings thereunder for the enforcement thereof (except actions and proceedings with respect to the Unassigned Rights), and (3) to do any and all things which the Issuer is or may become entitled to do under the Installment Sale Agreement; provided that the assignment made by this clause shall not impair or diminish any obligation of the Issuer under the Installment Sale Agreement nor impose any obligation, liability or duty upon the Bank; provided, further, that the assignment made by this clause shall not give to the Bank the right to amend the Installment Sale Agreement without the prior written consent of the Issuer;

         (H) All proceeds of and any unearned premiums on any insurance policies covering the Land, the Facility or the Equipment or the other real property described above, including, without limitation, the right to receive and apply the proceeds of any insurance or judgments, or settlements made in lieu thereof, for damage to any of the foregoing;

         (I) All other proceeds of the conversion, whether voluntary or involuntary, of the Project Facility or any other Property or rights encumbered or conveyed hereby into cash or liquidated claims, including, without limitation, all title insurance, hazard insurance, Condemnation and other awards; and

         (J) All extensions, additions, substitutions and accessions with respect to any of the foregoing.

         TO HAVE AND TO HOLD the foregoing Mortgaged Property unto the Bank and its successors and assigns forever;

         SUBJECT, HOWEVER, to the Permitted Encumbrances;

         EXCEPTING, THEREFROM, the Unassigned Rights;

         PROVIDED, HOWEVER, that, if (A) there shall be no Event of Default under the Reimbursement Agreement or the Term Loan Note and, (B) the Issuer for itself and the Company shall perform and observe all the covenants to be performed and observed hereunder and perform all obligations under the Reimbursement Agreement, the Term Loan Note and the other Financing Documents to which they are parties, then upon such final payments and such performance and observance, this Mortgage and the rights hereby granted shall cease, terminate and be void; otherwise, this Mortgage to be and remain in full force and effect.

SECTION 2.02. SECURITY AGREEMENT. The Mortgaged Property includes both real and personal Property and all other rights and interest, whether tangible or intangible in nature, of the Issuer and the Company in the Mortgaged Property. This Mortgage shall also constitute a security agreement under the Uniform Commercial Code of the State so that the Bank shall have and may enforce a security interest in any or all of the Mortgaged Property, in addition to (but not in limitation of) the Lien upon that portion of the Mortgaged Property constituting part of the realty imposed by the foregoing provisions hereof, such security interest to attach at the earliest moment permitted by law and also to include and attach to all additions and accessions thereto, all substitutions and replacements therefor, all proceeds thereof, including insurance and Condemnation proceeds, and all contract rights, rental or lease payments and general intangibles of the Issuer and the Company obtained in connection with or relating to the Mortgaged Property as well as any and all items of Property in the foregoing classifications which are hereafter acquired. The Issuer and the Company shall, at the request of the Bank, deliver to the Bank, any and all further instruments which the Bank shall require in order to further secure and perfect the Lien of the Mortgage. Pursuant to the Uniform Commercial Code of the State, the Issuer and the Company hereby authorize the Bank to execute and file UCC Financing Statements and continuation statements without the necessity of the Issuer's or the Company's signatures as debtors if the Bank shall determine that such are necessary or advisable in order to perfect its security interest in any of the Mortgaged Property covered by this Mortgage, and shall pay to the Bank, on demand, any expenses incurred by the Bank in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by the Bank without the necessity of the Issuer's and Company's signatures as debtors.

SECTION 2.03. INFORMATION UNDER UNIFORM COMMERCIAL CODE. The following information is stated in order to facilitate filings under the Uniform Commercial Code of the State: The Secured Party is KeyBank National Association, having an address of 66 South Pearl Street, Albany, New York 12207-1501. The Debtors are Spurlock Adhesives, Inc., having an address of 5090 General Mahone Highway, Waverly, Virginia 23890 and the County of Saratoga Industrial Development Agency, having an office at Saratoga County Municipal Center, 40 McMaster Street, Ballston Spa, New York 12020.

SECTION 2.04. PERFORMANCE OF COVENANTS. The Issuer and the Company hereby covenant that they will faithfully observe and perform, or cause to be observed and performed, at all times any and all covenants, undertakings, stipulations and provisions on their respective parts to be observed or performed contained in the Mortgage and the other Financing Documents to be executed by them.

SECTION 2.05. PRIORITY OF LIEN OF MORTGAGE; DISCHARGE OF LIENS AND ENCUMBRANCES.
(A) The Company hereby covenants that, except for Permitted Encumbrances, the Company and the Issuer are lawfully seized of the estate conveyed hereby and have the right to grant and convey the Mortgaged Property, and Company will warrant and defend title to the Mortgaged Property against all claims and demands, subject to the Permitted Encumbrances.

         (B)     The Issuer shall not and the Company shall not permit or create
or  suffer  to  be  permitted  or  created  any  Lien,   except  for   Permitted
Encumbrances, upon the Mortgaged Property or any part thereof.

         (C)     Notwithstanding  the  provisions  of  subsection  (B)  of  this
Section 2.05, the Company may in good faith contest any such Lien, provided that the Company (1) first shall have notified the Issuer and the Bank of such contest, (2) is not in default under any of the Financing Documents, (3) such lien shall be removed within sixty (60) days from the date of such notice by the Company or secured by the Company's posting a bond in form and substance satisfactory to the Issuer and the Bank, and (4) demonstrates to the reasonable satisfaction of the Bank that the failure to discharge any such Lien will not subject the Project Facility or any part thereof or any funds of the Issuer applicable to the construction of the Project Facility to loss or forfeiture.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation, the Act, to issue the Bonds, to execute and deliver those of the Financing Documents to which it is a party and to pledge and encumber the Mortgaged Property in the manner and to the extent herein set forth; and that all action on its part for the issuance of the Bonds and the execution and delivery of the Financing Documents to which it is a party has been duly and effectively taken.

SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

         (A) (1) The Company and/or the Issuer have good, marketable and insurable title to the Land, subject only to Permitted Encumbrances, (2) the Company and the Issuer will own all fixtures and articles of personal Property now or hereafter constituting part of the Project Facility, including any substitutions or replacements thereof, free and clear of all Liens and claims except for Permitted Encumbrances, and (3) this Mortgage is and will remain a valid and enforceable Lien on the Project Facility.

         (B) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, is authorized to conduct business in the State of New York and has the power and authority to enter into the Mortgage and the other Financing Documents executed by the Company and to mortgage and pledge the Mortgaged Property in the manner and to the extent herein set forth, and the Mortgage and the other Financing Documents executed by the Company constitute valid and enforceable obligations according to their respective terms.

         (C) Neither the execution and delivery of the Mortgage or the other Financing Documents executed by the Company, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's Articles of Incorporation or By-Laws or of any order, judgment, law, restriction, agreement or instrument to which the Company is a party of by which it is bound, or result in the creation or imposition of any Lien of any nature (except for Permitted Encumbrances) upon any of the Property of the Company under the terms or any such instrument or agreement.

         (D) The Project Facility and the operation thereof currently complies and will continue to comply in all material respects with all applicable building, zoning and environmental, planning and subdivision laws, ordinances, permits, licenses, rules and regulations of Governmental Authorities having jurisdiction over the Project Facility.

         (E) The Land is not located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as same may have been amended to date.

         (F) The Company has or will obtain at the appropriate time all necessary certificates, licenses, authorizations, registrations, permits and approvals necessary for the commencement of the construction on and the operation of the Project Facility, including, but not limited to, all required environmental permits, all of which are or will be in full force and effect and not, to the knowledge of the Company, subject to any revocation, amendment, release, suspension, forfeiture or the like; the present and contemplated use and occupancy of the Land does not conflict with or violate any such certificate, license, authorization, registration, permit or approval; and the Company has delivered to the Bank, prior to the execution hereof, or will deliver promptly upon receipt, duplicate originals or officially certified copies of all such certificates, licenses, authorizations, registrations, permits and approvals.

SECTION 3.03. PERFORMANCE OF COVENANTS. The Issuer and the Company hereby covenant that they will faithfully observe and perform at all times any and all covenants, undertakings, stipulations, warranties and provisions on their respective parts to be observed or performed contained in the Financing Documents.

SECTION 3.04. COVENANTS REGARDING REIMBURSEMENT AGREEMENT. The Company covenants that it will promptly pay, or cause to be paid, any amounts due under the Reimbursement Agreement.

                                   ARTICLE IV

                 MAINTENANCE, MODIFICATION, TAXES AND INSURANCE


SECTION 4.01. MAINTENANCE OF AND MODIFICATIONS TO PROJECT FACILITY BY COMPANY. The Company shall, (A) keep the Project Facility in good condition and repair and preserve the same against waste, loss, damage and depreciation, ordinary wear and tear excepted, (B) make all necessary repairs and replacements to the Project Facility or any part thereof (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen), and (C) operate the Project Facility in a sound and economic manner.

SECTION 4.02. INSURANCE REQUIRED. At all times throughout the term of the Mortgage, including, without limitation, during any period of construction of the Facility, the Company shall maintain the insurance described in Article VI of the Installment Sale Agreement regardless of whether the Installment Sale Agreement shall be terminated or shall be for any reason not in full force and effect and shall within ten (10) days of request therefor by the Bank deliver proof to the Bank that such insurance has been and is being maintained.

SECTION 4.03. TAXES, ASSESSMENTS AND UTILITY CHARGES. (A) The Company shall pay or cause to be paid, as the same respectively become due, (1) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Project Facility, (2) all utility and other charges, including "service charges", incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Project Facility, and (3) all assessments, charges and rents of any kind whatsoever lawfully made by any Governmental Authority for public improvements, provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated under the Mortgage to pay or cause to be paid only such installments as are required to be paid during the term of the Mortgage and shall, promptly after the payment of any of the foregoing, forward to the Bank evidence of such payment.

         (B)     Notwithstanding  the  provisions  of  subsection  (A)  of  this
Section 4.03 but subject, however, to the provisions of Section 2.02(B)(3)(b) of the PILOT Agreement, the Company may in good faith actively contest any such taxes, assessments and other charges, provided that the Company shall have paid such taxes.

SECTION 4.04. PAYMENTS IN LIEU OF TAXES. The Company shall pay all payments in lieu of taxes due pursuant to Section 6.6 of the Installment Sale Agreement.

                                    ARTICLE V

                                SPECIAL COVENANTS


SECTION 5.01. RIGHT OF ACCESS TO THE PROJECT FACILITY. The Issuer and the Company agree that the Bank or the officers or agents of the Bank shall have the right at all reasonable times and upon reasonable prior notice to enter upon and to examine and inspect the Project Facility.

SECTION 5.02. INSPECTION OF PROJECT FACILITY BOOKS. The Issuer and the Company hereby covenant that all books and documents in their respective possession relating to the Project Facility and the revenues derived from the Project Facility shall at all reasonable times be open to inspection by such accountants or other agents as the Bank may from time to time designate.

SECTION 5.03. AGREEMENT TO PROVIDE INFORMATION. The Company agrees, whenever requested by the Bank, to provide and certify or cause to be certified such information concerning the Company, its finances and other topics relating to the Project Facility as the Bank from time to time reasonably consider necessary or appropriate, including, but not limited to, such information as to enable the Bank to make any reports required by law or governmental regulation.

SECTION 5.04. BOOKS OF RECORD AND ACCOUNT; FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES. (A) The Company agrees to maintain proper accounts, records and books in which full and correct entries shall be made of all business and affairs of the Company.

         (B) The Company agrees to provide to the Bank the financial statements described in and at the times specified in the Reimbursement Agreement.

SECTION 5.05. COMPLIANCE WITH ORDERS, ORDINANCES, ETC. (A) The Company agrees that it will, at all times prior to the termination of the Mortgage, promptly comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities having jurisdiction over the Company or the Project Facility and all companies or associations insuring the Mortgaged Property, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Project Facility or any part thereof, or to any use, manner of use or condition of the Project Facility or any part thereof.

         (B) The Company may in good faith actively contest the validity or the applicability of any such requirement, provided that the Company (1) first shall have notified the Issuer and the Bank of such contest, (2) is not in default under any of the Financing Documents, (3) shall have set aside adequate reserves for any such requirement, and (4) demonstrates to the reasonable satisfaction of the Issuer the Bank that noncompliance with such requirement or requirements will not subject the Lien of the Mortgage as to any part of the Project Facility, or the value of the Project Facility or any part thereof, to material loss or forfeiture. Otherwise, the Company shall promptly take such action with respect thereto as shall be satisfactory to the Issuer and the Bank. This Section 5.05(B) shall not be deemed to apply to the payment of taxes or assessments.

SECTION 5.06. RECORDATION OF MORTGAGE, ASSIGNMENT AND INSTALLMENT SALE AGREEMENT AND FILING OF SECURITY INSTRUMENTS. The Issuer hereby covenants that it will cause the Mortgage, the Assignment, and the Installment Sale Agreement, and all supplements hereto and thereto, together with all other security instruments and financing statements, to be recorded and filed, as the case may be, in such manner and in such places as may be required by law in order to perfect the Liens of the Assignment, the Mortgage and the Installment Sale Agreement. The Company covenants that it will, upon request of the Bank, cause to be filed all documents requested by the Bank including, without limitation, continuation statements under the Uniform Commercial Code of the State, in such manner and in such places as may be required by law in order to protect and maintain in force the Liens of the Mortgage, the Installment Sale Agreement and the Assignment.

         Without limiting the foregoing, the Issuer and the Company hereby irrevocably appoint the Bank attorney-in-fact for the Issuer and the Company to execute, deliver and file such Uniform Commercial Code financing statements and continuation statements for and on behalf of the Issuer and the Company without the necessity of the signature of the Issuer and the Company or anyone claiming under or through the Issuer and the Company, including, but not limited to, the Company.

SECTION 5.07.  [INTENTIONALLY OMITTED].

SECTION 5.08. ENVIRONMENTAL WARRANTIES AND COVENANTS. (A) Warranties. The Company makes the following representations and warranties to the best of its knowledge: (i) the Company (or the present owner of the Project Facility, if different) is in compliance in all respects with all applicable federal, state and local laws and regulations, including, without limitation, those relating to toxic and hazardous substances and other environmental matters (the "Laws"),
(ii) no portion of the Project Facility is being used or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of any hazardous or toxic substances, in a manner not in compliance with the Laws, (iii) the soil and any surface water and ground water which are a part of the Project Facility are free from any solid wastes, toxic or hazardous substance or contaminant and any discharge of sewage or affluent; and (iv) neither the federal government nor the State Department of Environmental Conservation or any other governmental or quasi governmental entity has filed a lien on the Project Facility, nor are there any governmental, judicial or administrative actions with respect to environmental matters pending, or the best of the Company's knowledge, threatened, which involve the Project Facility.

         (B) Agreement to Comply. If any environmental contamination is found at the Project Facility for which any removal or remedial action is required pursuant to Law, ordinance, order, rule, regulation or governmental action, the Company agrees that it will at its sole cost and expense take such removal or remedial action promptly and to the Bank's satisfaction.

         (C) Indemnification. The Company agrees to defend, indemnify and hold harmless the Issuer and its employees, agents, officers and directors, from and against any claims, actions, demand, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigations and laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise arising out of or in any way related to: (i) the past or present disposal, release or threatened release of any hazardous or toxic substances on the Project Facility; (ii) any personal injury (including wrongful death or property damage, real or personal) arising out of or related to such hazardous or toxic substances; (iii) any lawsuit brought or threatened, settlement reached or government order given relating to such hazardous or toxic substances; and/or
(iv) any violation of any Law, order, regulation, requirement, or demand of any government authority, or any policies or requirements of the Issuer, which are based upon or in any way related to such hazardous or toxic substances.

         (D) Other Sites. The Company knows of no on-site or off-site locations where hazardous or toxic substances from the operation of the Facility on the Land have been, except in compliance with the Laws, stored, treated, recycled or disposed of.

         (E) Leases. The Company agrees not to lease or permit the lease of the Project Facility to a tenant or subtenant whose operations will knowingly result in contamination of the Project Facility with hazardous or toxic substances.

         (F) Non-Operation by the Bank. The Company acknowledges that any action taken by the Bank under this Mortgage shall be taken to protect the Bank's security interest only; the Bank does not intend to be involved in the operations of the Company.

         (G) Compliance Determinations. The Company acknowledges that any determinations made by the Bank under this Section regarding the compliance with environmental laws shall be made for the Bank's benefit only and are not intended to be relied upon by any other party.

         (H) Survival of Conditions. The provisions of this Section shall be in addition to any other obligations and liabilities the Company may have to the Bank at common law, and shall survive the transactions contemplated herein.

         (I) Definitions. The term "hazardous substance" shall include, without limit, any substance or material defined in 42 U.S.C. Section 9601 (as the same may be amended from time to time), the Hazardous Materials Transportation Act (as amended from time to time), and the New York Environmental Conservation Law or the Resource Conservation and Recovery Act (as each may be amended from time to time) and in any regulations adopted or publications promulgated pursuant to any of the foregoing.

         (J) Further Indemnification. The Company further agrees to indemnify and hold the Issuer harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) incurred by the Issuer resulting from (i) the Company's failure to comply with any order, decree, settlement, judgment or verdict (whether arising as a result of the manufacture, holding, handling, transportation, spilling, leaking or dumping of toxic or hazardous wastes or waste products prior to, or during, the Company's ownership of the Land), (ii) the Company's failure to comply with any such statute, rule or regulation, or (iii) the Company's failure to conduct an appropriate inquiry into previous uses and ownership of any portion of the Land, as described in the Superfund Amendment and Reauthorization Act of 1986.

         (K) Sums Secured by Mortgage. If the Bank incurs any of the costs or the sums that the Company has agreed to indemnify and hold the Bank harmless against in accordance with this Section 5.08, then those costs or sums shall be paid immediately by the Company with interest at the highest interest rate permitted by law, and will be deemed secured by this Mortgage.

SECTION 5.09. MORTGAGE TAX. The Company agrees that in the event that mortgage recording tax is required for any reason whatsoever, the Company will pay said tax on demand to the Bank; and if the Company fails to pay said tax the Bank may pay same; the amounts paid by the Bank, plus interest at the maximum rate allowable by law from the date of payment, shall be deemed to be secured by this Mortgage and shall be collected in like manner as the principal monies.

SECTION 5.10. FEES AND EXPENSES OF THE BANK. All sums paid or incurred by the Bank or the expenses (including reasonable attorneys' fees) of enforcing, defending or upholding the lien of this Mortgage, regardless of whether any action or proceeding has been commenced, but including any action to foreclose the Mortgage or to collect the debt secured thereby, shall be paid by the Company together with interest thereon at the rate specified in the Reimbursement Agreement or the maximum rate the law allows, whichever is less, such sums and the interest thereon to be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon said premises attaching or accruing subsequent to the lien of the Mortgage and shall be secured by the Mortgage. In addition to and not in limitation of the foregoing, in any action or proceeding to foreclose the Mortgage, or to recover or collect the debt secured thereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall also apply. The expenses of pursuing, searching for, retaking, receiving, holding, storing, safe-guarding, and environmental testing and cleanup, insuring, accounting for, advertising, preparing for sale or lease, selling, leasing and the like, plus attorneys' fees, fees for certified public accountants, fees for auctioneers, fees for brokers and/or appraisers, fees for security guards, fees for environmental auditors and engineers, fees for hazard insurance premiums, or any other costs or disbursements whatsoever incurred by or contracted for by the Bank in connection with the disposition of the Mortgaged Property (including any of the foregoing incurred or contracted for by the Bank in connection with any bankruptcy or insolvency proceedings involving the Company) shall all be chargeable to the Company and shall be secured by the Mortgage, and said Company will also be responsible for any deficiency.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES


SECTION 6.01. EVENTS OF DEFAULT DEFINED. The following shall be "Events of Default" under the Mortgage and the terms "Event of Default" or "default" shall mean, whenever they are used in the Mortgage, any one or more of the following events:

         (A) default by the Issuer in the due and punctual payment of principal of, premium, if any, and interest on the Bonds;

         (B)     a default by the Company in the due and punctual payment of any
sum  due  for  borrowed  money  under  the  Installment   Sale  Agreement,   the
Reimbursement Agreement or the Term Loan Note;

         (C) a default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer or the Company in any Financing Document to be performed or observed and the continuance thereof for a period of thirty (30) days after written notice is given by the Trustee and/or the Bank to the Issuer and the Company, or, if such covenant, condition or agreement is capable of cure but cannot be cured within such thirty (30) day period, the failure of the Company to commence to cure within such thirty (30) day period and thereafter diligently proceed with all action required to complete said cure within ninety (90) days of such written notice unless such time to cure is otherwise extended by the Trustee and/or the Bank in writing;

         (D) the occurrence of an "Event of Default" under any of the Financing Documents;

         (E) any representation or warranty made by the Issuer or the Company herein or in any Financing Document shall have been false in any material manner at the time it was made;

         (F) the Company shall generally not pay its debts as such debts become due or admits its inability to pay its debts as they become due;

         (G) the Company shall conceal, remove or permit to be concealed or removed any part of its Property, with intent to hinder, delay or defraud its creditors, or any one of them, or shall make or suffer a transfer of any of its Property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or make any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall suffer or permit, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof;

         (H) the Mortgaged Property, or any substantial part thereof, is in any manner, whether voluntarily or involuntarily, encumbered, assigned, leased, subleased, sold, transferred or conveyed, or the Issuer or Company threatens to encumber, assign, lease, sublease, sell, transfer or convey, the Mortgaged Property, or any part thereof, to any person without the prior written consent of the Bank;

         (I) (1) the filing by the Company of a voluntary petition under Title 11 of the United States Code or any other federal or state bankruptcy statute; (2) the failure by the Company within sixty (60) days to lift any execution, garnishment or attachment of such consequence as will impair the

Company's ability to carry out its obligations hereunder; (3) the commencement of a case under Title 11 of the United States Code against the Company as the debtor or commencement under any other federal or state bankruptcy statute of a case, action or proceeding against the Company and continuation of such case, action or proceeding without dismissal for a period of sixty (60) days; (4) the entry of an order for relief by a court of competent jurisdiction under Title 11 of the United States Code or any other federal or state bankruptcy statute with respect to the debts of the Company; or (5) in connection with any insolvency or bankruptcy case, action or proceeding, appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver or trustee of the whole or a substantial portion of the Property of the Company unless such order, judgment or decree is vacated, dismissed or dissolved within sixty (60) days of such appointment;

         (J) final judgment for the payment of money in excess of $100,000 shall be rendered against the Company and the Company shall not discharge the same or cause it to be bonded or discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered and secure a stay of execution pending such appeal; and

         (L) the imposition of a Lien on the Project Facility other than a Lien being contested as provided in Section 8.8(B) of the Installment Sale Agreement or a Permitted Encumbrance.

         Notwithstanding the above provisions of this Section 6.01, if by reason of force majeure (as hereinafter defined) the Issuer or the Company shall be unable in whole or in part to carry out its obligations hereunder and if such party shall give notice and full particulars of such force majeure in writing to the Bank within a reasonable time after the occurrence of the event or cause relied upon, the obligations of such party hereunder, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of such obligations for such period pursuant to this paragraphs shall not be deemed an Event of Default under this Section 6.01. Notwithstanding anything to the contrary in this paragraph, an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to make the payments required by the Reimbursement Agreement and the Term Loan Note and by Sections 4.5, 5.3, 6.6, 8.4 and 8.14 of the Installment Sale Agreement to comply with the provisions of Sections 2.2(E), 4.5, 6.6, 8.2, 8.4, 8.5, 8.7(C) and 8.14 of the Installment Sale Agreement, to comply with Sections 4.03, 5.03, 5.04 and 5.08 hereof, to provide the indemnity required by Sections 8.2, 8.4, 8.12, 8.13 and 8.14 of the Installment Sale Agreement and to obtain and continue in full force and effect the insurance required by Sections
6.3 and 6.4 of the Installment Sale Agreement and Section 4.02 hereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of any Governmental Authority or any civil or military authority, insurrections, riots, epidemics, landslides, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, entire failure of utilities or any other cause or event not reasonably within the control of the party claiming such inability. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout or other industrial disturbances by acceding to the demands of the opposing party or parties.

SECTION 6.02. ACCELERATION; ANNULMENT OF ACCELERATION. Upon the occurrence of an Event of Default hereunder, the Bank may, by notice in writing delivered to the Company and the Issuer, declare the whole of the Indebtedness immediately due and payable, whereupon the same shall become and be immediately due and payable, anything in the Mortgage or any other Financing Documents to the contrary notwithstanding. In such event, there shall be due and payable the total amount of Indebtedness plus all accrued but unpaid interest thereon and all interest which will accrue thereon to the date of payment.

SECTION 6.03. ENFORCEMENT OF REMEDIES. (A) Upon the occurrence and continuance of any Event of Default, the Bank may proceed forthwith to protect and enforce its rights under the Mortgage, and the other Financing Documents by such suits, actions or proceedings as it shall deem appropriate, including, without limitation, an action to foreclose the Lien of the Mortgage, in which case the Mortgaged Property or any interest therein may be sold for cash or credit in one or more interests and in any order or manner;

         (B) The Bank may sue for, enforce payment of and receive any amounts due or becoming due from the Company for principal, premium, if any, interest or otherwise under any of the provisions of the Mortgage or the other Financing Documents, without prejudice to any other right or remedy of the Bank.

         (C) Regardless of the happening of an Event of Default, the Bank may institute and maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security under the Mortgage by any acts which may be unlawful or in violation of the Mortgage, or to preserve or protect the interests of the Bank.

         (D) The Bank shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Issuer or the Company, which the Bank, in its discretion, determines should be brought to protect their interests in the Mortgaged Property.

         (E) Upon the occurrence and continuance of any Event of Default hereunder, the Company, upon demand of the Bank, shall forthwith surrender the possession of, and it shall be lawful for the Bank, to take possession of, all or any part of the Mortgaged Property, together with the books, papers and accounts of the Company pertaining thereto, and to hold, operate and manage the same, and from time to time to make all needed repairs and improvements as Bank shall deem wise; and the Bank may sell the Mortgaged Property or any part thereof, or lease the Mortgaged Property or any part thereof in the name and for the account of the Issuer or the Company, collect, receive and sequester the rents, revenues, earnings, income, products and profits therefrom, and pay out of the same all proper costs and expenses of taking, holding, leasing, selling and managing the Mortgaged Property, including reasonable compensation to the Bank and its agents and counsel, and any charges of the Bank hereunder, and any taxes and other charges prior to the Lien of the Mortgage which the Bank may deem it wise to pay, and all expenses of such repairs and improvements, and apply the remainder of the moneys so received in accordance with the provisions of Section 6.05 hereof.

         Whenever all that is due under the Reimbursement Agreement, the Term Loan Note and the other Financing Documents shall have been paid and all defaults made good, the Bank shall surrender possession to the Issuer and the Company; the same right of entry, however, to exist upon any subsequent Event of Default.

         (F) Notwithstanding anything herein contained to the contrary, the Issuer or the Company or anyone claiming through or under either of them (1) will not (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of the Mortgage, (b) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (c) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the Property so sold or any part thereof, (2) hereby expressly waive all benefit or advantage of any such law or laws, and (3) covenant not to hinder, delay or impede the execution of any power herein granted or delegated to the Bank, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Company and the Issuer, for themselves and all who may claim under them, waive, to the extent that they lawfully may, all right to have the Mortgaged Property marshalled upon any foreclosure hereof.

SECTION 6.04. APPOINTMENT OF RECEIVERS. Upon the occurrence of an Event of Default hereunder and upon the filing of a suit or commencement of other judicial proceedings to enforce the rights of the Bank under the Mortgage, the Bank shall be entitled, as a matter of right, without notice and without regard to the adequacy of any security for the debt secured hereby, to the appointment of a receiver or receivers of the Mortgaged Property and of the revenues and receipts thereof, pending the conclusion of such proceedings and any appeal therefrom, with such powers as the court making such appointment shall confer. The receiver shall be entitled to occupational rent from an owner/occupant and may upon non-payment of said rent evict the owner/occupant.

SECTION 6.05. APPLICATION OF MONEYS. The Net Proceeds received by the Bank or pursuant to any right given or action taken under the provisions of this Article VI shall, during the continuance of an event of default hereunder, be applied
(A) first, to the payment of the fees, costs and expenses of the Bank, including reasonable attorney's fees; (B) second, to the payment of all installments of interest then due and payable under the Reimbursement Agreement and the Term Loan Note; (C) third, to the payment of unpaid principal of and premium, if any, under the Reimbursement Agreement and the Term Loan Note, whether or not then due and payable; (D) fourth, to the payment of any sum or charge (other than principal or interest) evidenced or secured by the Mortgage and all interest payable thereon; (E) fifth, to the payment of interest on principal amounts then due and payable under any other Financing Document; and (F) sixth, the balance thereof to be applied in reduction of principal amounts then due and payable under or any other Financing Document.

SECTION 6.06. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Trustee and the Bank is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under the Mortgage or under any other Financing Document now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to either of them in this Article VI, it shall not be necessary to give any notice, other than such notice as may be expressly required in the Mortgage.

SECTION 6.07. TERMINATION OF PROCEEDINGS. In case any proceeding taken by the Bank on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then the Issuer, the Bank and the Company shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Bank shall continue as if no such proceeding had been taken.

SECTION 6.08. WAIVER AND NON-WAIVER OF EVENT OF DEFAULT. (A) The Bank may, in its discretion, agree to waive, in writing, any Event of Default hereunder and its consequences and annul any acceleration in accordance with Section 6.02 hereof. No such waiver shall extend to or affect any other existing or any subsequent Event of Default.

         (B) The failure of the Bank to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of the Mortgage. The Company shall not be relieved of the Company's obligations hereunder by reason of (1) failure of the Bank to comply with any request of the Company to take any action to foreclose the Mortgage or otherwise enforce any of the provisions hereof, (2) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or (3) any agreement or stipulation by the Bank extending the time of payment or otherwise modifying or supplementing the terms of the Mortgage, the Reimbursement Agreement or any of the other Financing Documents. The Bank may resort for the payment of the Indebtedness to any other security held by the Bank pursuant to the Financing Documents in such order and manner as the Bank, in its discretion, may elect. The Bank may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Trustee thereafter to foreclose the Mortgage. The rights of the Bank under the Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Bank shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. No waiver of any right of the Bank shall be effective unless it is in a writing signed by an officer of the Bank.

SECTION 6.09. REPAYMENT AND SECURING OF EXPENSES PAID BY THE BANK. In the event the Bank shall pay any premiums on any policies of insurance required to be maintained or procured by Section 4.02 hereof, or in the event the Bank shall expend any funds for the payment of any unpaid taxes or assessments upon the Mortgaged Property, or expend any funds in payment of any unpaid installments under any applicable agreement for payments in lieu of taxes with any Taxing Entity or pay or perform any other obligation of either the Issuer or the Company under any of the Financing Documents, then in any such event such payment shall be deemed to be secured by the Mortgage and shall be payable to the Bank in the manner provided and with interest as provided herein, or if not so provided therein, shall be payable on demand as an additional payment under the other Financing Documents with interest at the rate specified in the Reimbursement Agreement or the maximum amount permitted by law, whichever is less.

SECTION 6.10. OTHER ACTIONS BY THE BANK. Regardless of the happening of an Event of Default, the Bank may institute and maintain such suits and proceedings as such shall deem necessary or expedient to prevent any impairment of the security under the Mortgage by any acts which may be unlawful or in violation of the Mortgage, or to preserve or protect the interests of the Bank.

SECTION 6.11. REPAYMENT AND SECURING OF COLLECTION COSTS INCURRED BY BANK. In the event this Mortgage, any other Financing Documents, or any or all of the foregoing are placed in the hands of an attorney (A) for collection of any sum payable hereunder or thereunder, (B) for the foreclosure of this Mortgage or (C) for the enforcement of any of the terms, conditions and obligations of this Mortgage or the Reimbursement Agreement or the Term Loan Note, the Company agrees to pay all costs of collection (including reasonable counsel fees and expenses) incurred by the Bank, together with interest thereon at the rate specified in the Reimbursement Agreement or the maximum permitted by law, whichever is less. All such costs as incurred shall be deemed to be secured by this Mortgage and collectable out of the proceeds of this Mortgage in any manner permitted by law or by this Mortgage, and the Company shall be liable for any deficiency.

                                   ARTICLE VII

                                  MISCELLANEOUS


SECTION 7.01. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from the Mortgage or the other Financing Documents is intended or shall be construed to give to any Person, other than the parties hereto or thereto, and their successors and assigns, any right, remedy or claim under or with respect to the Mortgage or any covenants, conditions and provisions herein contained. The Mortgage and all of the covenants, conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their successors and assigns as herein provided.

SECTION 7.02. LAWS. If any law or ordinance is enacted or adopted which imposes a tax, either directly or indirectly, on the Mortgage, the Company will pay, or cause to be paid, such tax, with interest and penalties thereon, if any.

SECTION 7.03. REVENUE STAMPS. If at any time any Governmental Authority shall require revenue or other stamps to be affixed to the Mortgage, the Company will pay, or cause to be paid, the same, with interest and penalties thereon, if any.

SECTION 7.04. FURTHER ASSURANCE. The Issuer and the Company will execute and procure for the Bank and cause to be done any further conveyances, instruments or acts of further assurance as the Bank shall reasonably require to perfect the security of the Bank in the Mortgaged Property intended now or hereafter to be covered by the Mortgage or otherwise for carrying out the intention of facilitating the performance of the terms of the Mortgage.

SECTION 7.05. SATISFACTION OF MORTGAGE. Upon the payment in full of all of the amounts due under the Reimbursement Agreement and the Term Loan Note, if (A) there is no Event of Default under the Reimbursement Agreement and, (B) the
Issuer and the Company have performed and observed all the covenants to be performed and observed hereunder and have performed all obligations under the Installment Sale Agreement, the Reimbursement Agreement and the other Financing Documents to which they are parties, the Bank by acceptance of the Mortgage, agrees to execute and deliver, (after the expiration of the preference period under federal bankruptcy law and any similar period under any similar statute affecting creditors' rights) any and all instruments necessary and/or appropriate to discharge the Lien of the Mortgage of record and to terminate UCC Financing Statements.

SECTION 7.06. SEVERABILITY. (A) If any provision of the Mortgage shall, for any reason, be held or shall, in fact, be inoperative or unenforceable in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance or render any other provision herein contained inoperative or unenforceable.

         (B) The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections in the Mortgage shall not affect the remaining portions of the Mortgage or any part thereof.

SECTION 7.07. COVENANTS RUN WITH THE LAND. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 7.08. NOTICES. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (A) sent to the applicable address stated below by registered or certified mail, return receipt requested, postage prepaid, or by such other means (including, without limitation, personal and overnight delivery) as shall provide the sender with documentary evidence of such delivery, or (B) delivery is refused by the addressee, as evidenced by the affidavit of the Person who attempted to effect such delivery. The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

            IF TO THE COMPANY:

            Spurlock Adhesives, Inc.
            5090 General Mahone Highway
            Waverly, Virginia  23890
            Attention:  Phillip S. Sumpter, Executive Vice President

            WITH A COPY TO:

            Williams Mullen Christian & Dobbins, P.C.
            1021 East Cary Street
            Richmond, Virginia  23219
            Attention:  David L. Dallas, Jr., Esq.


            IF TO THE ISSUER:

            County of Saratoga Industrial Development Agency
            Saratoga County Municipal Center
            40 McMaster Street
            Ballston Spa, New York  12020
            Attention:  Administrator

            WITH A COPY TO:

            Michael J. Toohey, Esq.
            Snyder, Kiley, Toohey & Corbett, LLP
            160 West Avenue
            P.O. Box 4367
            Saratoga Springs, New York  12866


            IF TO THE BANK:

            KeyBank National Association
            66 South Pearl Street
            Albany, New York  12207-1501
            Attention:  Corporate Banking Division

            WITH A COPY TO:

            KeyBank National Association
            66 South Pearl Street
            Albany, New York  12207
            Attention:  International Division, Letter of Credit Department

            and

            Crane Kelley Greene & Parente
            90 State Street
            Albany, New York  12207
            Attention:  Kevin J. Kelley, Esq.


The Issuer, the Company and the Bank may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

SECTION   7.09.   COUNTERPARTS.   The   Mortgage  may  be  executed  in  several
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 7.10. APPLICABLE LAW. The Mortgage shall be governed exclusively by the applicable laws of the State.

SECTION 7.11. TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING. The table of contents and the headings of the several articles and sections of the Mortgage have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of the Mortgage.

SECTION 7.12. AMENDMENT, ETC. Neither the Mortgage nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 7.13. USURY. Notwithstanding anything to the contrary contained herein, in no event shall the total of all charges payable hereunder or under the Reimbursement Agreement or under the Term Loan Note or under any of the other Financing Documents which are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged under applicable law. Should the Bank receive any payment which is or would be in excess of that permitted to be charged under any applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be applied to reduce the Indebtedness.

SECTION 7.14. NO RECOURSE; SPECIAL OBLIGATION. (A) The obligations and agreements of the Issuer contained herein and in the other Financing Documents and in any other instrument or document executed in connection herewith or therewith, and any other instrument or document supplemental hereto or thereto, shall be deemed the obligations and agreements of the Issuer, and not of any member, officer, agent (other than the Company) or employee of the Issuer in his individual capacity, and the members, officers, agents (other than the Company) and employees of the Issuer shall not be liable personally hereon or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby. The obligations and agreements of the Issuer contained herein and therein shall not constitute or give rise to an obligation of the State or of Saratoga County, New York, and neither the State nor Saratoga County, New York shall be liable hereon or thereon, and further, such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited, special obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from the sale or other disposition of the Project Facility (except for revenues derived by the Issuer with respect to the Unassigned Rights) and the other security pledged to the payment of the Bonds. The limitations on the obligations of the Issuer contained in this Section 7.14 by virtue of any lack of assurance required by Paragraph (B) hereof shall not be deemed to prevent the occurrence and full force and effect of any Event of Default pursuant to Section 6.01 hereof.

         (B) No order or decree of specific performance with respect to any of the obligations of the Issuer hereunder shall be sought or enforced against the Issuer unless (1) the party seeking such order or decree shall first have requested the Issuer in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Issuer shall have refused to comply with such request (or if compliance therewith would reasonably be expected to take longer than ten (10) days shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period, (2) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Issuer an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than the Company) or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify and hold harmless the Issuer and its members, officers, agents (other than the Company) and employees against any liability incurred as a result of its compliance with such demand, and (b) if requested by the Issuer shall furnish to the Issuer satisfactory security to protect the Issuer and its members, officers, agents (other than the Company) and employees against all liability expected to be incurred as a result of compliance with such request.

SECTION 7.15. WAIVER OF NOTICE. Whenever in the Mortgage the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person or Persons entitled to receive such notice.

SECTION 7.16. LIEN LAW. To the extent permitted by law, the Issuer and the Company will receive the advances to be made hereunder subject to the trust provisions of Section 13 of the Lien Law of the State , and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of constructing the improvements to the Land and will apply the same first to such payment before using any part of the same for any other purpose, but nothing herein shall be construed to impose upon the Bank any obligation to see to the proper allocation of such advances by the Issuer or the Company.

SECTION 7.17. PROVISIONS REGARDING MAXIMUM INDEBTEDNESS, REDUCTION OF SECURED AMOUNT AND TREATMENT AND APPLICATION OF PAYMENTS.

         (A) Maximum Amount of Indebtedness. Notwithstanding anything to the contrary in this Mortgage, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by this Mortgage either at execution or at any time thereafter (the "Secured Amount"), is $2,000,000, plus amounts that the Bank expends upon an Event of Default under this Mortgage to the extent that any such amounts shall constitute payment of (i) taxes; (ii) premiums on insurance policies covering the Mortgaged Property or any part thereof; (iii) expenses incurred defending or in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or (iv) any amount, cost or charge to which the Bank becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

         (B) Reduction of Secured Amount. The Secured Amount shall be reduced only by the last and final sums that the Company repays with respect to the Indebtedness.

         (C) Application of Payments. So long as the balance of the Indebtedness exceeds the Secured Amount, any payments of the Indebtedness by the Company shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage.

         IN WITNESS WHEREOF, the Mortgage has been duly executed as of the date first above written.

                                           COUNTY OF SARATOGA INDUSTRIAL
                                           DEVELOPMENT AGENCY


                                           By: /s/ Floyd H. Rourke
                                               ---------------------------------
                                               Floyd H. Rourke, Chairman


                                           SPURLOCK ADHESIVES, INC.


                                           By: /s/ Phillip S. Sumpter
                                               ---------------------------------
                                           Name: Phillip S. Sumpter
                                                 -------------------------------
                                           Title: Executive Vice President
                                                  ------------------------------


STATE OF NEW YORK        )
                         ) SS.:
COUNTY OF SARATOGA       )

         On the 7th day of October, 1997, before me personally came FLOYD H. ROURKE, to me known, who being by me duly sworn, did depose and say that he resides in Northumberland, New York, that he is the CHAIRMAN of the COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY, the public benefit corporation of the State of New York described in and which executed the foregoing instrument, and that he signed his name thereto by authority of said public benefit corporation.


                                           /s/ Theresa C. Priest
                                           -------------------------------------
                                           Notary Public

                                                   THERESA C. PRIEST
                                           Notary Public, State of New York
                                            Washington County #01PR4921971
                                           Commission Expires Feb. 28, 1998

STATE OF NEW YORK        )
                         ) SS.:
COUNTY OF SARATOGA       )

         On this 9th day of October, 1997, before me personally came Phillip S. Sumpter, to me known, who being by me duly sworn, did depose and sat that he resides in Waverly VA, that he is the Exec V.P. of SPURLOCK ADHESIVES, INC., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.

                                           /s/ Theresa C. Priest
                                           -------------------------------------
                                           Notary Public

                                                   THERESA C. PRIEST
                                           Notary Public, State of New York
                                            Washington County #01PR4921971
                                           Commission Expires Feb. 28, 1998

                                   EXHIBIT "A"

                               DESCRIPTION OF LAND




         THAT TRACT OR PARCEL OF LAND, situate in the Town of Moreau, County of Saratoga and State of New York more fully described as Lot Number 3 as shown on subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on March 18, 1992 in drawer #M-348 A-Z and AA-DD; and as modified by revised subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on February 16, 1994 in drawer #M-398, A-S and being further bounded and described as follows:

         BEGINNING at a point marked with a capped iron rod found at the point of intersection of the easterly line of Farnan Road with the common division line of Lot No. 4 to the north and Lot No. 3 to the south as shown on said map; thence from said point of beginning along said common division line the following five (5) courses and distances:
     1) North 90 deg. 00 min. 00 sec. East, 347.86 feet to a point marked with a capped iron rod found;
     2) South 00 deg. 00 min. 00 sec. West, 32.63 feet to a point marked with a capped iron rod found;
     3) North 90 deg. 00 min. 00 sec. East, 191.52 feet to a point marked with a capped iron rod found;
     4) North 00 deg. 00 min. 00 sec. East, 32.63 feet to a point marked with a capped iron rod found;
     5) North 90 deg. 00 min. 00 sec. East, 680.17 feet to the point of intersection of the westerly line of Lot No. 5 with the common division line of Lot No. 4 to the north and Lot No. 3 to the south as shown on said map; thence along said westerly line, South 16 deg. 10 min. 56 sec. West, 102.04 feet to a point in the northwesterly line of lands of The State of New York as shown on said map, said point also being at the 145 foot elevation; thence along said northwesterly and the westerly line of lands of The State of New York as it winds and turns along the 145 foot elevation in a southerly direction 712 +/- feet to the point of intersection of said westerly line of lands of The State of New York with the common division line of Lot No. 3 to the north and Lot No. 2 to the south as shown on said map, the last course having a tie-line of South 33 deg. 02 min. 30 sec. West, 699.47 feet; thence along said common division line, South 90 deg. 00 min. 00 sec. West, 865.65 feet to a point marked with a capped iron rod found at the point of intersection of the easterly line of Farnan Road with the common division line of Lot No. 3 to the north and Lot No. 2 to the south as shown on said map; thence along said easterly line in a northerly direction the following four (4) courses and distances:
     1) North 00 deg. 00 min. 00 sec. West, 116.35 feet to a point of curvature;
     2) Along a curve to the right an arc length of 464.05 feet to a point of tangency, said curve having a radius of 2,773.32 feet and a delta angle of 09 deg. 35 min. 13 sec.;
     3)  North 09 deg. 35 min. 13 sec. East, 50.00 feet to a point of curvature;
     4) Along a curve to the left an arc length of 57.49 feet to the point or place of beginning, said curve having a radius of 2,294.42 feet and a delta angle of 01 deg. 26 min. 08 sec., said parcel containing 16.37 +/- acres of land and being Lot No. 3 as shown on said map.

                                   EXHIBIT "B"

                            DESCRIPTION OF EQUIPMENT


         All articles of personal property and all appurtenances, wherever located, now or hereafter acquired with the proceeds of the Bonds or any payment made by the Company pursuant to Section 4.5 of the Installment Sale Agreement and all articles of personal property and all appurtenances now or hereinafter owned by the Issuer or the Company and now or hereafter attached to, contained in or used in connection with the Project Facility or placed on any part thereof, though not attached thereto, including, but not limited to, all equipment, materials, furnishings, machinery, pipes, screens, fixtures, heating, lighting, plumbing, ventilation, air conditioning, compacting and elevator plants, drapes, blinds and accessories, sprinkler systems and other fire prevention and extinguishing apparatus and materials; and together with any and all products of any of the above, all substitutions, replacements, additions or accessions therefor, and any and all cash proceeds or non-cash proceeds realized from the sale, transfer or conversion of any of the above. The references to "proceeds" shall not be deemed to be an authorization by the Trustee of the disposition of any of the foregoing.




                                      B-1